Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

TITLE	STATE OF INCORPORATION

United Brokerage Services, Inc.	West Virginia

United Real Estate Property Services, Inc.	West Virginia

United Venture Fund, Inc.	West Virginia

United Title Company	West Virginia

United Bank	Virginia

NVA Properties, LLC	Virginia

NVA Residential, LLC	Virginia

NVA Commercial, LLC	Virginia

George Mason Mortgage, LLC	Virginia

Crescent Mortgage Company	Delaware

GMBS Capital Management Co.	Nevada

UBC Capital Management, Co.	Nevada

United Asset Management Corp.	Nevada

United Loan Management Co.	Nevada

United Statutory Trust III	Connecticut

United Statutory Trust IV	Delaware

United Statutory Trust V	Delaware

United Statutory Trust VI	Delaware

Premier Statutory Trust II	Delaware

Premier Statutory Trust III	Delaware

Premier Statutory Trust IV	Delaware

Premier Statutory Trust V	Delaware

Centra Statutory Trust I	Delaware

SUBSIDIARIES OF THE REGISTRANT

(continued)

TITLE	STATE OF INCORPORATION

Centra Statutory Trust II	Delaware

VCBI Capital Trust II	Delaware

VCBI Capital Trust III	Delaware

Cardinal Statutory Trust I	Delaware

UFBC Capital Trust I	Delaware

Carolina Financial Capital Trust I	Delaware

Carolina Financial Capital Trust II	Delaware

Greer Capital Trust I	Delaware

Greer Capital Trust II	Delaware

First South Preferred Trust I	Delaware

DTFS, Inc.	North Carolina

Carolina Services Corporation of Charleston	Delaware

CresCom Leasing, LLC	North Carolina

Western Carolina Holdings, LLC	North Carolina